Exhibit 23.2







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of ConAgra, Inc. on Form S-3 of our report dated July 10, 1998 (September 24, 1998 as to Note 2), appearing in the Current Report on Form 8-K of ConAgra, Inc., dated September 29, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska
December 7, 1998





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